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                                                             EXHIBIT 99.17(b)(i)

                       STAGECOACH INTERMEDIATE BOND FUND
                        SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 29, 1998




       The undersigned hereby appoints R. Greg Feltus, Richard H. Blank, Jr., and Michael W. Nolte, and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the special meeting of shareholders of the Intermediate Bond Fund (the "Bond Fund") of Stagecoach Funds, Inc. (the "Company") to be held at the principal executive offices of the Company, 111 Center Street, Little Rock, Arkansas 72201, at 2:00 p.m. (Central time) on May 29, 1998 and at any adjournment(s) thereof, casting votes according to the number of shares of the Bond Fund which the undersigned may be entitled to vote with respect to the proposal listed below, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting, and hereby ratifying and confirming all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE BOND FUND AND THE PROXY STATEMENT, DATED MAY 29, 1998.

       This proxy is solicited by and these proposals are proposed by the Board of Directors of Stagecoach, which unanimously recommends that you vote in favor of both proposals. For your convenience, you may vote by calling D.F. King & Co., Inc. toll-free at 1-800-659-6590 from 5:00 a.m. to 6:00 p.m. (Pacific time). You may also vote by faxing the proxy ballot to ___________ at 1-___- ___-____ or by mailing it in the enclosed postage paid envelope. Please make sure you mark, sign and date your proxy card. A confirmation of your telephone or telefacsimile vote will be mailed to you.

       The proxy will be voted as specified below with respect to the actions to be taken on the following proposal. In the absence of any specification, this proxy will be voted in favor of the proposal.

       Please sign below exactly as your name(s) appear(s) hereon. Corporate proxies should be signed in full corporate name by an authorized officer. Each joint owner should sign personally. Fiduciaries should give full titles as such.

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   1. Approval of an Agreement and Plan of Consolidation for the Bond Fund and
      the transactions contemplated thereby, which include (a) the transfer of all of the assets of the Bond Fund to the Short-Intermediate U.S. Government Income Fund (the "Government Fund") of the Company, and the assumption by the Government Fund of stated liabilities of the Bond Fund, in exchange for shares of the Government Fund; and (b) the distribution to shareholders of the Bond Fund of the shares of the Government Fund so received.

      [_] FOR                     [_] AGAINST                      [_] ABSTAIN


____________________________       ___________________________        __________
SIGNATURE                          SIGNATURE (JOINT OWNER)            DATE


Please sign name or names exactly as printed above to authorize the voting of your shares as indicated above. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate. Corporate proxies should be signed by an authorized officer.

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